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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of NetIQ Corporation of our reports dated May 12, 1999, except as to Note 10, which is as of March 9, 2000, relating to the financial statements of Ganymede Software Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

April 3, 2000